Exhibit 10.1

西比曼生物科技（上海）有限公司
CELLULAR BIOMEDICINE GROUP INC.
CELLULAR BIOMEDICINE GROUP HK, LTD
（作为买方）
与
北京爱根生物科技有限公司
（目标公司）
及
寇中琛、徐成彬、张伟、李尧华、吴鹏飞、吴珊珊、张栋、孙忠杰、凌莉
（作为卖方）
共同签署
之

收购框架协议

Framework Agreement

（Unofficial Summary Translation）

二零一四年八月二日

收购框架协议

本《收购框架协议》由以下当事方于2014年8月2日在中国上海签署：

This framework agreement is made by the following parties in Shanghai of China on August 2 of 2014.

买方：The Buyer

(1)	西比曼生物科技（上海）有限公司（“西比曼（上海）”）

CBMG Shanghai

住所：上海市桂平路333号1号楼5楼

法定代表人：Li Shu

(2)	CELLULAR BIOMEDICINE GROUP INC.（“西比曼上市公司”）

CBMG listed company

住所： 530 University Ave, Suite 17 | Palo Alto, CA, USA 94301

授权代表人：曹卫

(3)	CELLULAR BIOMEDICINE GROUP HK, LTD（“西比曼（香港）”）

CBMG Hong Kong

住所： Unit 402,4th Floor, Fairmont House, No.8, Cotton Tree Drive, Admiralty, Hong Kong

授权代表人：曹卫

卖方：The Seller

(1)	寇中琛 Kou Zhongchen

身份证号码： 220204195311210612

住所：吉林省吉林市船营区庆丰小区1-1-18号

(2)	徐成彬 Xu Chengbin

身份证号码：420107196807190526

住所：北京市朝阳区安立路58号中灿苑二区1号楼803号

(3)	张伟 ZhangWei

身份证号码：310104196505042830

住所：北京市朝阳区酒仙桥二街坊平房15排4号

(4)	李尧华Li Yaohua

身份证号码：220203196203262157

住所：北京市宣武区长椿街45号

(5)	吴鹏飞Wu Pengfei

身份证号码：350722198301120018

住所：河北省石家庄市桥西区裕华西路9号

(6)	吴珊珊Wu Shanshan

身份证号码：37158119841006002X

住所：河北省石家庄市桥西区裕华西路9号

(7)	张栋 Zhang Dong

身份证号码：37120319760131351X

住所：北京市东城区安外大街187号

(8)	孙忠杰Sun Zhongjie

身份证号码：120104197609216814

住所：天津市河西区环湖中路滨水北里7-608

(9)	凌莉Ling Li

身份证号码：11010519640628776X

住所：北京市西城区大水车胡同15号

目标公司：北京爱根生物科技有限公司（“爱根公司”）

The target company: BAGB

住所：北京市海淀区农大南路1号院5号楼6层607,608B

法定代表人：徐成彬

鉴于：Whereas

(1)	西比曼生物科技（上海）有限公司是一家依据中国法律成立并有效存续的有限公司，通过协议控制方式受控于在美国纳斯达克证券交易所挂牌交易的上市公司——CELLULAR BIOMEDICINE GROUP INC.；

CBMG Shanghai is established according to Chinese law and located in Shanghai of China, which is a VIE company of CBMG listed company.

(2)	北京爱根生物科技有限公司是一家依据中国法律成立并有效存续的有限公司，致力于细胞免疫治疗业务，与国内医疗机构合作，提供免疫细胞（包括TCM和DC）治疗技术及免疫功能评价与检测技术；目标公司及寇中琛所带领的技术团队（“爱根技术团队”）拥有本协议附录1所列核心技术, 此外，目标公司还拥有本协议附录2所列相关业务、附录3所列设备及附录4所列团队；

BAGB is a biotechnology company established according to Chinese law which commits to provide 【cell immunotherapy technologies services including Tcm and DC cells and TCR evaluation and test】 for domestic medical institutions. BAGB and its technical team led by KouZhongchen(‘BAGB’s team) own core technologies (listed in Appendix 1), business (listed in Appendix 2), equipment (listed in Appendix 3) and technical team members (listed in Appendix4).

(3)	寇中琛、徐成彬、张伟、李尧华、吴鹏飞、吴珊珊、张栋、孙忠杰及凌莉，作为卖方，截至本协议签署日，合计持有目标公司500万元人民币的注册资本，占目标公司注册资本总额的100%（股权结构明细如本协议附录6所列）；寇中琛拥有本协议附录5所列专利技术；

The Seller collectively own 100% equity of BAGB which corresponds to RMB 5million of Registered Capital of the target company as of the date signing this Agreement; Besides,Kou Zhongchen owns a US Patent (listed in Appendix 5)

(4)
买方拟按照本协议约定的条款和条件，以西比曼（上海）为主体收购目标公司的全部股权，并以西比曼（香港）为主体收购目标公司及爱根技术团队在细胞免疫治疗领域的全部技术，以西比曼上市公司或其关联方为主体收购美国公司的全部股权，以此实现西比曼集团全资收购目标公司、美国公司及爱根技术团队在细胞免疫治疗领域的技术、团队及相关业务之目的；目标公司及卖方同意按照本协议约定的条款和条件向买方出售前述标的（前述收购及出售之交易以下简称“本次交易”）；

The Buyer hereby agrees that a) CBMG Shanghai shall acqiuire100% equity of BAGB; b)CBMG HongKong shall acquire all the technologies of BAGB and BAGB’team in the field of 【cell immunotherapy technologies】(including Kou Zhongchen’s US patent listed in Appendix5);c) CBMG listed company or its related parties shall acquire 100% equity of US company owned by KouZhongchen. These aforementioned acquisitions hereinafter shall be referred to as“the transaction”.

因此，各方经友好协商，就本次交易，达成协议如下，以资共同遵照执行：

It is agreed as follows:

第一条释义

Definations and Interpretations

1.1	定义

除非本协议中另有规定，以下术语在本协议中具有下列意义：

本协议	指各方签署的本《收购框架协议》及其附录、附件、修订和补充。
买方	指西比曼（上海）、西比曼上市公司、西比曼（香港），其中：西比曼（上海）作为本次交易目标公司股权的收购主体，西比曼（香港）作为标的技术的收购主体，西比曼上市公司作为本次交易对价境外股票支付的实施主体。
卖方	指目标公司的现有股东，包括寇中琛、徐成彬、张伟、李尧华、吴鹏飞、吴珊珊、张栋、孙忠杰以及凌莉。
目标公司	指北京爱根生物科技有限公司，该公司的基本信息及股权结构明细如本协议附录6所列。
各方/一方	各方指本协议的签订方，以及他们各自的继任者、受让人和授权代表。一方指各方其中的任何一方。
西比曼（上海）	指西比曼生物科技（上海）有限公司，系西比曼上市公司通过协议方式在中国境内所控制的实体。
西比曼上市公司	指CELLULAR BIOMEDICINE GROUP INC.，是一家在美国纳斯达克证券交易所挂牌交易的上市公司。
西比曼（香港）	指CELLULAR BIOMEDICINE GROUP HK, LTD，是西比曼上市公司通过其在BVI的全资子公司在香港设立的全资子公司。
西比曼集团	指西比曼上市公司及其直接或间接持有的子公司、以及通过协议方式在中国境内所控制的实体（西比曼（上海））。
吉化集团公司总医院	指吉林省吉林市吉化集团公司总医院。
路弘房地产公司	指吉林市路弘房地产开发有限责任公司。
标的股权	应具有本协议第2.1款所约定的含义。
标的技术	应具有本协议第2.2(1)款所约定的含义。
相关业务	指本协议附录2所列业务。
目标员工 美国公司	指本协议附录4所列人员。 指BIOMED IMMUNOTECH, INC.，一家依据美国法律在佛罗里达州设立并有效存续的公司。截止本协议签署日，该公司100%的股权由寇中琛先生持有。
HIV专利	指目标公司目前拥有的关于“通过检测人类T细胞受体TCR基因在治疗前后的变化来评价治疗HIV药物疗效的方法”之专利。
知识产权
指 {  LISTNUM NumberDefault \l5 \s1 \* MERGEFORMAT  } 专利、商标、服务标志、标识、式样、商号、设计及发明权、著作权（包括对象和源代码的计算机软件著作权）和精神权利、数据权、数据库权利、半导体图形权利、实用新型、专有技术权、商业机密权利、专属性信息和其他专属性资料和专有知识产权权利，无论是已注册或未注册的，无论是注册的申请还是提出申请注册的权利，{  LISTNUM NumberDefault \l5 \* MERGEFORMAT  } 所有在本协议签署之日或在将来在世界任何地方可能存在的，与前述(a)项约定的内容具有相当或类似效果或性质的权利或保护形式，以及 {  LISTNUM NumberDefault \l5 \* MERGEFORMAT  } 对上述任何权利在过去、现在或将来的侵权进行起诉的权利。

收购对价	指买方或其指定方为收购标的股权和标的技术（不含附录5所列专利技术的对价）所需支付的对价。
先决条件	应具有本协议第3.2款所约定的含义。
交割日	应具有本协议第4.1(2)款所约定的含义，如遇法定节假日，交割日随之顺延。
关联方	指，一方控制、共同控制另一方或对另一方施加重大影响，以及两方或两方以上同受一方控制、共同控制或重大影响的，构成关联方。为本定义之目的，重大影响，是指对一个企业的财务和经营政策有参与决策的权力，但并不能够控制或者与其他方一起共同控制这些政策的制定。
控制	（包括控制、被控制和受共同控制）指直接或间接地拥有领导决定一个实体的管理、财务和经营政策的权力或实现这种领导的权力，无论通过拥有具有投票权的证券、合同还是其他方式。
适用法律	指任何具有约束力的适用法律、法规、规则、规定、通知、解释、任何政府机关或立法机关的命令或决定，或任何司法机关的判定、决定或解释。
政府机关	指任何政府、法院、政府性机构、监管或官方机关、部门、机构或团体的统称或是其中任何一个。
工作日	指中国及美国的商业银行均开展业务的营业日（不包括星期六、星期日和全体公民放假的节日）。
生效日	指本协议的签署日期。

1.2	解释

(1)	本协议的鉴于条款、附录和附件应为本协议不可分割的一部分，并应具有如同已在本协议正文中明文载列的同等效力。凡提及本协议，均指经过补充、修改、变更或修订后通行之本协议，并且包括鉴于条款、注解、附录及附件。

(2)	各条款、附录及附件的标题仅为方便参考所设，不得影响或限制本协议条款的含义或解释。

(3)	本协议中的“之内”、“以上”、“以下”、“不低于”、“不高于”均包含本数在内。

(4)	凡提及任何一项适用法律应解释为包括对该项适用法律不时作出的修订、补充或替代。
(5)	为免歧义，本协议中涉及在境外发生的技术转让及股票发行的协议（包括西比曼（香港）与BVI技术公司之间的技术转让协议、西比曼（香港）与寇中琛之间的专利技术转让协议、BVI技术公司与西比曼上市公司之间的股票认购协议、寇中琛与买方之间的针对美国公司的股份转让协议）的法律适用，由相关方在前述具体文件中另行约定。

第二条收购标的及收购方式

      Targets and Acquisitions

买方同意按照本协议约定的条款和条件，以其西比曼（上海）为主体收购目标公司的全部股权，并以西比曼（香港）为主体收购目标公司及寇中琛在细胞免疫治疗领域的全部技术，以西比曼上市公司或其关联方为主体收购美国公司的全部股权，以此实现西比曼集团全资收购目标公司、美国公司及爱根技术团队在细胞免疫治疗领域的技术、团队及相关业务之目的；目标公司及卖方同意按照本协议约定的条款和条件向买方出售并移交前述标的。具体约定如下：
The Buyer hereby agree that a) CBMG Shanghai shall acqiuire100% equity of BAGB; b)CBMG HongKong shall acquire all the technologies of BAGB and BAGB’s team in the field of 【cell immunotherapy technologies】(including Kou Zhongchen’s US patent listed in Appendix5);c) CBMG listed company or its related parties shall acquire 100% equity of US company owned by KouZhongchen; The Seller and the target company agree to sell the aforementioned targets to the Buyer.

2.1	收购标的股权
Acquiring the target equity

卖方在目标公司持有的已经实缴完毕的500万元人民币的注册资本（占目标公司注册资本总额的100%）所代表的股权以及附属于该股权的全部权利和义务（统称 “标的股权”），由西比曼（上海）收购。为此，卖方及目标公司应与西比曼(上海)签署本协议附件1所列格式和内容的股权转让协议。
The Seller agrees hereby that they shall sell their 100% shareholding of BAGB which corresponds to RMB 5 million paid-up capital and all the rights attached (hereinafter called ‘the target equity’) to CBMG Shanghai. For the purpose, the Buyer and the Seller shall sign a share purchase agreement in accordance with the form and contents of the share purchase agreement provided in Annex 1.

2.2	收购标的技术
Acquiring the target technologies

(1)	目标公司及爱根团队在细胞免疫治疗领域所拥有的全部技术，包括但不限于(a)本协议附录1所列核心技术；(b)附录5所列专利技术；以及(c)前述技术上所附的一切合法资源和权利（包括但不限于知识产权）（统称“标的技术”），由西比曼（香港）收购。

The target technologies for this transaction (hereinafter referred to as“the target technologies”) include all the technologies of the target company and BAGB’s team in the field of cell immunotherapy technologies, which include but not limited to (a) the core technologies listed in Appendix 1;(b) the US patent listed in the Appendix 5; and (c) all the legal resources and rights hereby attached to (a)and(b).

(2)
为前述收购，在交割日前，目标公司及爱根团队应通过内部重组方式，先将附录1所列核心技术以及该等技术上所附的一切合法资源和权利（包括但不限于知识产权）转让至卖方在境外英属维尔京群岛所持有或控制的一家公司（“BVI技术公司”）（但附录1所列HIV专利暂保留在目标公司名下，该项专利将在本次交易完成后再由目标公司转移至西比曼（香港）名下）；然后，BVI技术公司将前述标的技术转让给西比曼（香港）。为此，目标公司及卖方应促成BVI技术公司与西比曼（香港）签署技术转让协议，该协议将作为本协议的附件2A。

For the core technologies listed in the Appendix 1(exclusive of the ‘HIV patent’, which shall be transferred after this transaction on behalf of the Buyer), they shall be transferred to CBMG HongKong before the Completion Date under this Agreement by the target company and BAGB’ team and the steps are as follows:(a)the Seller shall firstly establish a BVI company(hereinafter called ‘the BVI company’);b)secondly, the target company and BAGB’team shall transfer the aforementioned technologies listed in the Appendix 1 to the BVI company. c) Finally, The BVI company shall transfer the aforementioned technologies to CBMG HongKong. All these transfer shall be completed before the Completion Date under this Agreement.

For the technologies transfer from the BVI company to CBMG HongKong, the parties shall sign a technology transfer agreement，which shall be attached to this Agreement as Annex2A.

(3)	对于附录5所列寇中琛在美国注册并持有的专利技术的转让价格及支付方式，由寇中琛与西比曼（香港）另行协商并签署专利技术转让协议，该协议将作为本协议附件2B。

For the US patent listed in Appendix5, it shall be transferred directly from Kou Zhongchen to CBMG HongKong. The consideration and payment arrangement for such US patent will be discussed and negotiated separately by Kou and CBMG HongKong, both of whom shall sign a patent transfer agreement thereby，which shall be attached to this Agreement as Annex2B.

2.3      收购美国公司

Acquiring the US company

(1)	作为附录5所列专利技术转让的附带交易，买方同意一并收购寇中琛所持美国公司（即BIOMED IMMUNOTECH, INC.， “美国公司”）100%的股份，并接管该公司的运营管理权。寇中琛同意向买方出售美国公司的全部股份并移交该公司的运营管理权。为此，寇中琛与西比曼上市公司或其关联方应另行签署股份转让协议（该协议将作为本协议的附件2C）就前述股份转让及交割事宜具体约定。

As an additional transaction of the US patent (listed in the Appendix 5) transfer, the Buyer agrees to acquire the 100% equity of US company(“BIOMED IMMUNOTECH, INC.”) owned by KouZhongchen and take over its operation and management. KouZhongchen agrees to sell the all his shareholding of US company and delivery the management to the Buyer Therefore, KouZhongchen and CBMG listed company or its related parties shall otherwise discuss and execute a share purchase agreement attached to this Agreement as Annex2C.

(2)	因美国公司及其业务在其股份全部转让至西比曼上市公司或其关联方之日（“美国公司交割日”）之前所存在的、发生的责任及义务，或者因在美国公司交割日之前所存在的或发生的事实或情况在美国公司交割日后所引起的责任及义务，应由寇中琛承担。

KouZhongchen should bear the responsibilities and obligations which are existent or happening prior to the completion date of the US company as well as those happening after the completion date but arising from facts or circumstances prior to the completion date.

第三条收购对价及支付

Consideration and payment

3.1	收购对价及支付方式

Consideration and payment arrangement

作为收购标的股权及标的技术的对价，买方需向卖方及其BVI技术公司支付的收购对价为现金人民币2000万元及西比曼上市公司753,522股普通股，具体构成及支付方式如下（为免歧义，本协议项下的收购对价中不含附录5所列专利的对价，该项专利的对价及支付方式将由寇中琛与西比曼（香港）另行签署专利转让协议约定）：

The consideration for acquiring the 100% equity of BAGB and the target technologies includes RMB 20million in cash and 753,522 common stocks of CBMG listed company(In order to avoid ambiguity, the consideration under this Agreement exclude the part of the US patent listed in Appendix5,which shall be discussed separately and stipulated in a patent transfer agreement .

The details and the payment of consideration shall be as follows:

(1)	以现金方式支付，合计人民币2000万元：

Payment in cash: RMB 20million in total（“the total cash”）

(a)	其中50%（即人民币1000万元，“首笔现金”），作为收购标的股权的对价，由西比曼（上海）支付给卖方。

50% of the total cash (that is RMB 10million,“the first cash instalment”), as the consideration of 100% equity acquisition of the target company, shall be paid to the Seller by CBMG Shanghai.

(b)	剩余50%（即人民币1000万元，“第二笔现金”），作为收购标的技术对价中的现金部分，由西比曼香港或其关联方在境外以等值外币形式直接支付给BVI技术公司。

The remaining 50% of the total cash (that is RMB 10million, “the second cash instalment”), as part of the consideration of the target technologies acquisition, shall be paid to the BVI company outbound in equivalent foreign currency by CBMG HongKong and/or its associated company.

前述人民币2000万对价在卖方之间按照其持有目标公司的股权比例进行分配，分配明细如本协议附录6所列。

The internal distribution arrangement for the total cash among the Seller is attached to Appendix6.

(2)	以股份方式支付，由西比曼上市公司向BVI技术公司发行753,522股普通股，作为西比曼（香港）收购标的技术的对价中的股票部分。前述普通股的分配明细如本协议附录7所列。为此，西比曼上市公司与BVI技术公司将另行签署股票认购协议，该协议作为本协议附件3。

Payment in stock: 753,522 of common stock shall be issued to the BVI company by CBMG listed company, as the remaining part of consideration for CBMG HongKong acquiring the target technologies. Therefore, CBMG listed company and the BVI Company shall sign a stock purchase agreement thereby, which shall be attached to this Agreement as Annex 3.

3.2	现金支付进度及条件

Payment and conditions of the total cash

(1)	现金支付进度：上述3.1(1)所列现金分两期支付，在交割日支付首笔现金，在交割日起满一周年之日支付第二笔现金。

The total cash of RMB 20million abovementioned in Article 3.1(1), shall be paid in two instalments. The first cash instalment shall be paid upon the Completion Date. The second cash instalment shall be paid after one year since the Completion Date.

(2)	首笔现金支付的先决条件：买方履行上述第3.1(1)项支付义务应以如下条件均已满足为前提：

The pre-conditions for the Buyer to pay the first cash instalment：

(a)	各方已获得相关认可、审批或许可

All the required approvals and/or licenses have been obtained by the parties hereto.

i.	本次交易已获得了相关政府部门、监管机构所必要的批准及同意；

The transaction have obtained all the required approvals and recognitions from the relevant government departments and regulatory bodies.

ii.	目标公司已完成本次交易所必须的所有内部审批程序，包括但不限于获得批准本次交易并同意签署和履行全部交易文件的股东会决议和董事会决议；

The target company have completed all the required internal approval procedures including but not limited to obtaining the resolutions of the shareholders' meeting and the Board which have clearly approved the transaction and agreed to execute and perform all transaction documents.

iii.	目标公司及卖方之债权人、相关第三方或者利害关系人（路弘房地产公司除外）就本次交易已给予必要之同意或许可;；

The target company and the Seller have obtained all the required recognition and approvals from the creditors, the related third parties and/or the interested parties(except Ji Lin Lu Hong Real estate company).

(b)	本次交易所需全套交易文件（包括本协议及附件所列各执行文件）已经各方及相关方或其授权代表依法签署且有效；

All the transaction documents under this Agreement have been legally signed and came into effect.

(c)	买方在交割日前，已经完成对目标公司及标的技术的尽职调查，且未发现重大瑕疵或不利于买方实现本次交易目的的重大问题；

The Due Dilligence must have been completed prior to the Completion Date and no major flaws and/or major problems, which may adversely affect the purpose of the Buyer in the transaction, have been found.

(d)	目标公司和卖方已完成本协议第4.1款关于目标公司、标的股权、标的技术及相关事项的交割；

The target equity and technologies and other related matters have been delivered/transferred from the Seller to the Buyer according to Article 4.1;

(e)	陈述与保证。截至交割日，目标公司及卖方在本协议及附件项下的陈述与保证均在实质方面保持真实、准确和完整；

Up to the Completion Date, all the representations and Warranties of the target company and the Seller keep true, accurate and complete in essence.

(f)	无重大不利变化。截至交割日，据目标公司及卖方所知，不存在、未发生可能对本次交易所涉标的或者本协议履行造成任何实质不利影响的事件、情况、变化等；

No significant adverse change have occurred up to the Completion Date, as known by the target company and the seller

(g)	无重大裁决。截至交割日，没有任何法院判决、政府部门裁决或者法律规定(a)阻止或限制任何本协议项下的交易；(b) 阻止或限制任何本协议项下的交易的完成；(c)根据法律规定，任何本协议项下的交易的完成会使买方遭受重大惩罚或承担法律责任；或(iv)限制买方的经营从而构成重大不利变化。

No significant ruling have been issued up to the Completion Date, which may a) stop or limit the transaction; b) stop or limit the fulfilment of the transaction; c) result in any punishment or legal liabilities of the Buyer; d）limit the business and operation of the Buyer.

(h)	无诉讼。截至交割日，不存在任何诉讼、仲裁、行政程序，若该等诉讼、仲裁、行政程序做出不利于目标公司和/或其股东的裁定，并且该等裁定将(a)对其履行本协议或交易文件项下义务构成重大不利影响；或(b) 对本协议项下的交易产生实质性的不利影响。

No litigation/arbitration/administrative procedures have occurred /been caused up to the Completion Date, which may have adversely and substantially affected the transaction.

(3)	定金安排

Deposit

(a)	西比曼（上海）及其关联方应于本协议签署之日起5个工作日内（但不得晚于交割日），向卖方支付200万元人民币作为履约定金（“定金”）。该笔定金暂由寇中琛作为卖方代表保管。

CBMG ShangHai and/or its related parties shall pay RMB 2million in cash to the Seller as a deposit within 5 working days from the date of signing this Agreement, which cannot be later than the Completion Date in any way). The deposit is agreed to be in temporary custody of Kou Zhongchen on behalf of the Seller.

(b)	当本协议第3.2(2) 款所列首笔现金支付条件全部满足的情况下，上述定金于交割日直接等额转为本协议第3.2(1)项下买方应付的首笔现金。

Where the preconditions of the first cash instalment have been fully satisfied, the deposit abovementioned in Article 3.2(2) should offset the equivalent part of the first cash instalment.

(c)	如果由于可归责于买方的原因导致本次交易未能完成交割的，卖方有权终止本协议，没收全部定金，并有权依照本协议其他相关条款的约定要求买方承担赔偿责任。

In case of the Completion of the transactions failing to be completed for reasons attributable to the Buyer, the Seller is entitled to terminate this Agreement and forfeit all the deposit and claim compensation in accordance with the relevant Articles under this Agreement.

(d)	如果由于可归责于卖方或者目标公司的原因导致本次交易未能交割的，买方有权终止本协议，要求卖方双倍返还定金，并有权依照本协议其他相关条款的约定要求卖方及目标公司承担赔偿责任。

In case of the Completion of the transactions failing to be completed for reasons attributable to the Seller and/or the target company, the Buyer is entitled to terminate this Agreement and require the Seller to repay the deposit in double and claim compensation in accordance with the relevant articles under this Agreement.

(e)	如果各方均有过错导致本次交易未能交割的，根据各方过错及责任大小，由各方共同协商确定定金返还或没收的比例。

In case of the Completion of the transactions failing to be completed for reasons attributable to all the parties in the transaction, the parties shall jointly negotiate to determine the proportion of deposit to return or forfeit.

(f)	如果由于不可抗力或者法律/政策变更，或者由于不可归责于任何一方的其他原因导致本次交易未能交割的，各方应积极协商寻求替代解决方案（包括但不限于调整交易方式、时间表），若各方未能协商一致，则任何一方有权以书面通知的方式要求解除本协议，这种情况下，卖方应全额返还定金。

In case of failing to close the transaction due to force majeure or legal / policy changes or other reasons but not attributable to any party, the parties shall actively negotiate and seek alternative solutions (including but not limited to adjusting the transactions mode and time schedule); Where the parties fail to come to consensus, either party shall be entitled to terminate this agreement by a written notice. In this case, the Seller shall fully refund the deposit to the Buyer.

(4)	第二笔现金支付的先决条件

Preconditions for the second cash instalment

(a)	寇中琛、李尧华、吴珊珊（统称“核心团队成员”）已经按照本协议附件5所列格式和内容签订劳动合同、保密和竞业禁止协议，承诺自交割日起为目标公司及西比曼集团服务至少2年，且前述核心团队成员不存在违反其与目标公司所签订劳动合同、保密及竞业禁止协议的情形。

Kou Zhongchen, Li yaohua and Wu Shanshan(‘the core team member’)have signed labor/service agreements, confidentiality and non-compete agreements in accordance with the form and contents of the Agreements provided in Annex5, in which agreements they have promised to serve the target company/CBMG for at least two years from the Completion Date and there are no any breach of the abovementioned agreements until all the preconditions for the second cash intalment are achieved.

(b)	卖方在本协议第{ REF _Ref392660952 \r \h \* MERGEFORMAT }项下的承诺均已兑现，且其中目标公司与吉化集团公司总医院合作项目未发生由于标的技术原因引发的重大事故而导致该等合作项目被叫停60天、终止或者关闭的情形。

The commitments of the Seller under the Article6.3 of this Agreement have been achieved and there are no any circumstances in which the cooperation project between the target company and Ji Hua Group Company General Hospital has been halted for 60days, terminated or shut down due to the significant accident/accidents arousing from the target technologies.

(c)	路弘房地产公司已出具本协议附件4所列格式和内容的书面确认文件，认可本次交易安排.

The written acknowledgement from Ji Lin Lu Hong real estate company in accordance with the form and contents of the written acknowledgement document provided in the Annex 4 has been obtained.

(5)	买方可书面全部或部分放弃或豁免第3.2(2)及(4)款所述先决条件的任何内容，但根据相关法律不可放弃的事项除外。

The Buyer is entitled to waive and/or exempt the preconditions mentioned in Article 3.2(2) –(4),in part or in whole ,except for which cannot be give up as required by relevant law.

3.3	股票发行日期及条件

Date and conditions for issuing stock

(1)	发行日期：上述3.1(2)所列西比曼上市公司股票应在交割日起伍（5）个工作日内完成发行。

Issue Date: The common stock mentioned in Article3.1(2) should be issued by CBMG listed company within 5 days from the Completion Date.

(2)	发行条件：西比曼上市公司履行上述第3.1(2)项股票发行义务的先决条件同本协议第3.2(2)项所列首笔现金支付先决条件。

Issue Conditions: the issue conditions for common stock mentioned in Article3.1(2) keep the same with the preconditions of the first cash instalment provided in Article 3.2(2).

第四条交割安排

The Completion

本协议项下的标的股权、目标公司运营管理权、标的技术的交割及目标员工的转移（合称“交割”）应按本条如下约定进行：

The Completion of the target equity, operation and management, target technologies and the transfer of target employees (collectively, ‘the Completion’) contemplated by this Agreement shall be undertaken as follows:

4.1	交割地点、日期及方式

The place, date and manner of the Completion

卖方、目标公司和/或其他相关方应于交割日前按照本款如下约定向买方进行交割：

The Seller, the target company and/or other related parties shall undertake the Completion prior to the date of the Completion Date as stipulated in this Article.

(1)	交割地点

Places of the Completion

本协议各相关交割的具体地点应为买方办公室或各方另行约定的其他地点。

The specific place of the Completion shall be the offices of the Buyer unless otherwise agreed.

(2)	交割日

The date of the Completion(‘the Completion Date’)

本协议项下的交割日（下称“交割日”）是指领取变更后的目标公司营业执照之日，除本协议另有规定，或经各方书面约定，不应晚于2014年9月30日。

The Completion Date contemplated by this Agreement refers to the date of drawing changed business license of the target company. Unless otherwise stated by the Agreement or agreed in writing by all the parties, the Completion Date shall be no later than 30 September 2014.

(3)	关于标的股权的交割

The Completion of the target equity

(a)	卖方应于西比曼（上海）支付定金之日起30日内办理完成标的股权转让所需工商变更登记及相关交割手续，包括但不限于：

The Seller shall complete all the matters and necessary registration procedures relating to the equity transfer in the administrative departments for industry and commerce within 30 days after CBMG Shanghai pay the deposit, which include but not limited to:

i.	将目标公司的股东变更为西比曼（上海）；

Change the shareholders of the target company;

ii.	将目标公司的法定代表人变更为买方指定的人；

Change the legal representative of the target company into the person designated by the Buyer;

iii.	按照各方同意的人选对目标公司经理、董事及监事人选进行必要的备案；

Put on record of the managers, directors and supervisors of the target company agreed by the parties;

iv.	向工商行政管理机关完成目标公司章程修正案的备案登记。

Complete the registration of the amendment of the Constitution of the target company in the administrative departments for industry and commerce.

(b)	上述股权转让过程中所发生的手续费由目标公司承担，相关税费由卖方按照中国相关法律法规规定承担。

The fees incurred during the above equity transfer shall be borne by the target company and the taxes incurred shall be borne by the Seller in accordance with Chinese laws and regulations.

(c)	自交割日起， 卖方对标的股权及目标公司享有的一切权利，均由西比曼（上海）享有。

All the Seller’s rights over the target equity and the target company are enjoyed by CBMG Shanghai from the Completion Date.

(4)	关于目标公司运营管理权的移交

The transfer of the operation and management of the target company

(a)	卖方应向买方交接以下文件、资料和资产：与目标公司档案、经营和财务管理有关的所有原始资料，包括但不限于：公司公章、营业执照（正、副本）、企业代码证（正、副本）、企业税务登记证（正、副本）、银行开户许可证、其他所有许可证、合同章、财务专用章、财务账簿和报表、业务合同；

The Seller shall provide the following documents, materials and assets to the Buyer: all the original materials relating to the archives, operation and financial management of the target company, including but not limited to: company seal, business license (original and copy), enterprise code (original and copy), tax registration certificates (original and copy), bank account opening license, all other licenses, contract seal, special financial seal, financial books and statements, business contracts;

(b)	关于附录2所列相关业务的交割：卖方应将附录2所列相关业务及与之相关的全部业务资料、技术文件、客户资源、业务合同等移交给买方指定接收方。

The delivery of the businesses listed in Appendix 2: the Seller shall transfer the businesses listed in Appendix 2 and all the related business data, technology documents, customer resources, business contracts, etc. to the recipient designated by the Buyer.

(c)	关于附录3所列设备等固定资产的交割：卖方应将附录3所列全部固定资产，及其相关的全部资料和文件（包括但不限于使用说明、应用软件、实验数据）均实际交付买方指定接收方控制或管理。

The delivery of the fixed assets listed in Appendix 3: the Seller shall deliver all the fixed assets listed in Appendix 3 and all the related materials and documents (including but not limited to instructions, application software, experiment data) to the recipient designated by the Buyer.

(5)	员工交割

Transfer of the employee

(a)	关于附录4所列目标员工的交接：卖方应尽最大努力促成附录4所列目标员工与目标公司或西比曼集团重新签订劳动合同、保密协议、竞业限制协议及其相关协议。

The delivery of the target employees listed in Appendix 4: the Seller shall use its best efforts to facilitate the conclusion of new labor contracts, confidentiality agreements, non-competition agreements and other agreements between the target employees and the target company/CBMG.

(6)	关于标的技术的交割

The delivery of the target technologies

(a)	目标公司及卖方应该（或者促成BVI技术公司）将标的技术的所有权过户给西比曼（香港），并将与标的技术所对应的全部技术资料和相关信息（包括但不限于技术秘密、技术文件、配方、操作流程、实验数据、临床数据、实验报告、文献移交给西比曼（香港）

The target company and the Seller should (or facilitate the BVI technology company) transfer the ownership of the target technologies and all the related technology materials and information (including but not limited to: technology secrets, technology documents, formula, operation procedures, experiment data, clinical data, experiment report, literature) to CBMG HongKong.

(b)	目标公司及卖方应向买方提供由各方共同认可的独立第三方专业人士就标的技术出具的专家意见，证实标的技术的先进性、有效性。

The target company and the Seller should provide the Buyer with the expertise opinion on the target technologies issued by an independent third-party professional person (“Third-party professional person”) recognized by all the parties to confirm the creativenessand effectiveness of the target technologies.

(c)	卖方已经向买方提交有关HIV专利从北京佰仁思生物工程有限责任公司（“佰仁思”）转让给寇中琛，然后再从寇中琛转让给目标公司两次技术转让的合同原件及相关支付凭证原件，且卖方向买方保证佰仁思或其他第三方对HIV专利不享有任何权利。

With respect to the twice transfer of the HIV patent , which is, first transferring from Beijing Bairensi Biolog Engineering Company (“Bairensi”) to Kou Zhongchen and then from Kou Zhongchen to the target company, the Seller have provided the Buyer with the original technology transfer contracts and the related original payment documents. The Buyer shall guarantee that Bairensi or other third party do not have any right over the HIV patent.

(7)	目标公司原有董事及高级管理人员的安排：由目标公司股东及董事会确定。

The arrangement of the original directors and senior executives of the target company: determined by the shareholders and the board of directors of the target company.

4.2	交割不成

Failure of the Completion

(1)	如果任何一方（目标公司和卖方作为同一方，买方作为另一方）未能完全履行本协议第3.2条约定的交割先决条件，应提前与另一方进行协商和沟通。各方协商一致的情况下，各方也可书面约定推迟交割的时间、地点、安排和条件。

Either party (the target company and Seller as one party, the Buyer as the other) failing to fully perform the prerequisites for the Completion as agreed in Article 3.2 of the Agreement shall negotiate and communicate with the other party. Where a consensus is reached, the parties may agree in writing to postpone the date, place, arrangement and conditions of the Completion.

(2)	如果本次交易最终未能交割，应按照下列方式处理：

Where the completion failed, the parties shall deal with the failure as stipulated below.

(a)	如上述未能如期完成交割是用于不可抗力或者法律政策变更、相关政府主管部门或其他非本协议当事方所能控制的原因而导致，则遭受阻碍的一方有权申请交割日在合理范围内进行顺延，另一方不得无故拒绝；

Where the above failure is due to Force Majeure and/or relevant government regulatory agencies and/or other reasons beyond the control of the parties, the affected party is entitled to request the Completion Date to be postponed within a reasonable range and the other party may not refuse without reasons.

如按上述另行约定的顺延交割日仍未完成交割，则任何一方有权按照本协议相关条款规定选择解除本协议。这种情况下，卖方应全额返还定金。

Where the Completion is still not completed on the postponed date, either party is entitled to choose to terminate the Agreement as stated herein. In this situation, the seller shall refund the deposit in full.

(b)	如果本次交易最终未能交割是由于可归责于买方的原因导致的，卖方有权终止本协议，没收全部定金，并有权要求向卖方支付3000万元人民币作为对卖方的补偿。

Where the failure of the Completion is due to the Buyer, the Seller has the power to terminate this Agreement and forfeit the deposit in full and claim another RMB 30million compemsation.

(c)	如果本次交易最终未能交割是由于可归责于卖方或者目标公司的原因导致的，买方有权终止本协议，要求卖方双倍返还定金，并有权要求卖方及目标公司向买方支付3000万元人民币作为对买方的补偿。

Where the failure of the Completion is due to the Seller and/or the target company, the Buyer has the power to terminate this Agreement and request the Seller to repay the deposit in double and claim another RMB 30million compensation as well.

4.3	责任划分

Liabilities on failure of the Completion

(1)	因标的股权、目标公司运营管理权以及标的技术在交割日之前所存在的、发生的责任及义务，或者因在交割日之前所存在的或发生的事实或情况在交割日后所引起的责任及义务，应由目标公司及卖方承担。交割日之后有关标的股权、目标公司运营管理权、发生的事实或情况所引起的责任及义务，应由买方承担。

The target company and the Seller bear the responsibilities and obligations of the target equity, the operation and management of the target company and the target technologies which are existent or happening prior to the Completion Date as well as those happening after the Completion Date but arising from facts or circumstances prior to the Completion Date. The Buyer bears the responsibilities and obligations of the target equity, the operation and management of the target company and others arising from facts or circumstances after the Completion Date.

(2)	目标员工在交割日之前所存在的、发生的与目标员工相关的责任和义务或者因在目标员工在交割日之前所存在的或发生的事实或情况所引起的相关责任及义务，应最终由卖方承担。在目标员工于交割日之后发生的事实或情况所引起的相关责任及义务，应由目标公司承担。

The Buyer bears the responsibilities and obligations existent or happening prior to the Completion Date as well as those arising from facts or circumstances existent or happening prior to the Completion Date. The target company bears the responsibilities and obligations arising from facts or circumstance after the Completion Date.

第五条过渡期
Transition period
5.1	过渡期承诺

Transition commitments

(1)	除非买方另有书面要求或事先经买方书面同意，在本协议生效日起至本次交易交割日的期间（“过渡期”），目标公司及卖方应保证不得进行以下任何行为：

(a)	将本协议收购标的转让给其他任何第三方或进行其它任何形式的处置，包括但不限于设置任何抵押、留置、质押、保证或其他任何权利负担；

(b)	解除或放弃与本协议收购标的的任何权利或索赔，或放弃或豁免相关的诉讼或仲裁程序中的任何权利；

(c)	与其他任何第三方进行有关本协议收购标的的收购事宜的洽谈、谈判和接触，也不得与任何第三方签署有关本协议收购标的收购事宜的任何协议、意向书或其他文件，目标公司的工作人员、董事、股东或其任何关联方也不得与其他任何第三方进行上述行为；

(d)	签署或做出会对买方产生任何不利影响的任何合同或任何承诺；

(e)	进行利润分配或其他类似形式的财产处置。

[Summary] Unless otherwise requested or agreed by the Buyer, during the transition period (from the day the Agreement takes effect to the day the Completion is completed), the target company and the Seller shall withdraw from taking actions which have adverse effects on the Buyer, such as transferring the target assets to any third party or rescinding its rights over the assets.

(2)	在过渡期，目标公司及卖方应促成实现下列事项：

(a)	应尽其最大努力以保持目标公司及现有业务的正常运营，为买方之利益开展正常业务，以维持业务的持续进行（包括但不限于相关业务的商誉）；

(b)	应遵守其开展业务所属辖区的所有适用法律、监管和行政要求；

(c)	应采取所有合理措施保护与本协议收购标的相关的所有知识产权的有效性；

(d)	保证目标公司现有业务及目标员工与买方的业务、技术及团队的顺利整合，全力协助买方对本协议收购标的（包括目标员工）的接收并持续稳定经营；

(e)	在出现下列情况时，应及时通知买方：

i.	可能会对目标公司或本协议收购标的产生重大不利影响的违约情况；

ii.	出现或可能出现对本协议收购标的产生重大不利影响的诉讼、仲裁或其他法律程序或裁决；

iii.	可能导致本协议目标公司所作的陈述和保证不真实或不准确的任何情况。

[Summary] During the transition, the target company and the Seller shall facilitate the normal operation of the target company and the integration of the businesses of the target company and the Buyer. Where facts or circumstances occur which have significant adverse effect on the targets, the target company and the Seller shall inform the Buyer without delay.

5.2	过渡期业务的处理

The processing of the business during the transition

(1)	自本协议签署之日起，目标公司和卖方因标的技术及所附相关业务而获得的所有收入（包括但不限于相关业务收入）应保留在或归属于目标公司，并应自交割日起由买方接管与业务相关的财务记录和文件。

(2)	为确保本协议项下标的技术及所附相关业务的正常运营，且不会造成任何不利影响。各方同意，自交割日起，不论本协议其它条款如何规定及所有收购标的的转让手续是否办理完毕，自交割日起，买方将对本协议项下的资产及所附相关业务及相关知识产权进行实际接收、管理并进行整合，目标公司和卖方保证全力配合买方作好前述工作。

[Summary] The Buyer will take over and manage the assets and related business and intellectual property rights from the Completion Date.

第六条交割后承诺事项

Post-Completion Commitments

6.1	锁定期禁售安排

Restrictions during the Lock-up

对于卖方或其关联方依据本协议所获得的直接或者间接持有的西比曼上市公司股票，在该等股票发行之日起一年内（“锁定期”），该等股票的持有人不得进行转让、出售、出质或其他任何形式的处置。如果卖方或其全资子公司拟将通过BVI技术公司间接持有的西比曼上市公司股票转让给卖方或其全资子公司(“受让方”)直接持有，则不受前述限制，但该等受让方应继续遵守和执行前述锁定安排。

The Seller or its related parties who directly or indirectly hold the stocks of CBMG listed company in accordance with the Agreement are restricted from transferring, selling, pledging or otherwise disposing of the shares within one year upon the issuance of the stocks (“Lock-up”). Where the Seller or its wholly owned subsidiary transfers the shares indirectly held by BVI company to the Seller or its wholly owned subsidiary(“the transferee”), the Lock-up restriction does not apply but the transferee should continue to abide by the Lock-up restrictions and cannot transfer the shares locked to any third party any more in the Lock-up period .

6.2	服务及不得竞争承诺

Service and non-competition commitment

(1)	卖方承诺，寇中琛、李尧华、吴珊珊自交割之日起为目标公司及西比曼集团服务至少2年，并按照本协议附件5所列格式和内容签订劳动合同、保密和竞业禁止协议。

The Seller promises that Kou Zhongchen, Li Yaohua and Wu Shanshan provide their services to the target company/CBMG for at least 2 years and conclude the labour contract, confidentiality agreement and non-competition agreement in accordance with the format and contents provided in Annex 5.

(2)
卖方承诺，自本协议签署日起，至其从目标公司或者西比曼集团离职之日起限定期限内（具体以附件5所列相关协议约定为准），不从事或者协助、鼓动他人从事与目标公司和/或西比曼集团进行竞争的行为，也不得向与目标公司和/或西比曼集团构成竞争的企业、公司、机构和/或个人提供顾问、咨询等，不得直接或间接参与其经营、管理和/或技术活动，不得持有或者买卖与目标公司和/或西比曼集团构成竞争的企业、公司、机构和/或个人的任何形式的权益。

The Seller promises that from the day the Agreement is signed to the day they leave the target company/CBMG, they will neither conduct or assist and encourage others to conduct business in competition with the target company and/or CBMG nor provide consulting services for enterprises, companies, organizations and/or individuals that are in competition with CBMG; neither will they directly or indirectly participate in the operation, management and/or technology activities nor hold, buy and sell equity of the enterprises, companies, organizations and/or individuals which are in competition with the target company and/or CBMG.

(3)	卖方承诺促成本协议附录3所列目标员工继续留在目标公司，以保障目标公司业务的持续稳定。卖方不得招收、教唆、引诱或雇用任何目标员工，亦不得帮助其他的任何人或实体进行类似的雇用，或鼓励目标员工终止其与目标公司的聘用关系。

The Seller promises to facilitate the retention of the target employees listed in Appendix 3 to ensure the stability of the target company. The Seller is neither permitted to recruit, abet, tempt, employ or help other individuals or entities to employ the target employees nor permitted to encourage the target employees to terminate the employment relationship with the target company.

6.3	业务发展

Business development

(1)	卖方承诺确保目标公司与吉化集团公司总医院的合作项目持续稳定。

The Seller promises to ensure the sustainability and stability of the cooperation program between the target company and Jihua Group Company General Hospital.

(2)	卖方承诺，在交割日起一年内，目标公司（目标公司与买方共同开拓的合作医院也计算在内）至少能够新开拓两家合作医院（为免歧义，吉化集团公司总医院属于已有老客户，不属于新开拓合作医院），并与该等合作医院签订合作协议开展细胞免疫治疗技术服务。

The Seller promises that the target company (or cooperating with the Buyer) will explore two new cooperative hospitals (Jihua Group Company General Hospital is an existing customer and therefore are excluded) and conduct cooperation agreement with these cooperative hospitals for cell immunotherapy technologies services.

6.4	履行承诺

Performance commitments

(1)	目标公司和卖方不得以作为或不作为的方式违反其在本协议项下的任何义务、陈述与保证，并不得从事任何可能影响买方享有本协议项下权利的任何行为。

The target company and the Seller shall not, by act or omission, breach any of the obligations, representations and warranties contemplated by the Agreement, and shall not take any actions which may affect the rights enjoyed by the Buyer under the Agreement.

(2)	卖方就目标公司在本协议项下之义务的履行和/或因目标公司违反本协议而产生的任何违约责任向买方提供连带保证。

The Seller provides joint and several guarantees to the Buyer for the target company’s performance of the obligations contemplated by the Agreement and/or any liabilities for breach of contract by the target company.

6.5	股票回购

Repurchase of the issued stock

(1)	在交割日起一年内，如果卖方或目标公司发生下列任何事件（“触发事件”），西比曼上市公司有权按照下述本条第（2）的约定的价格回购其依据本协议向卖方或其关联方所发行的股票（“被回购股票”）（该项权利以下简称“回购权”）。一旦西比曼上市公司行使前述回购权，则卖方必须无条件同意出售，并配合西比曼上市公司完成股票转让的所有程序。前述触发事件包括：

Where any of the following events (“triggering events”) happens, CBMG is entitled to repurchase the stocks (“repurchased stocks”) issued by CBMG listed company to the Seller or its related parties in accordance with the Agreement at the price agreed below (this right will be hereinafter referred to as “the right to repurchase”). When CBMG listed company exercises the right to repurchase, the Seller shall unconditionally agree and cooperate with CBMG listed company to complete all the procedures of equity transfer. The aforesaid trigger events include:

(a)	核心团队成员（仅限于寇中琛、李尧华、吴珊珊）违反其在本协议第6.2(1)项下的承诺，或者违反其与目标公司所签订劳动合同、保密及竞业禁止协议。在吴珊珊出现前述违约但属于可以补救的情况下，若该项违约在买方限定的合理期限内获得及时有效补救，则买方应当豁免该项违约。

The core team members (only Kou Zhongchen, Li Yaohua, Wu Shanshan) violate their commitments under Article 6.2(1) or violate the labour contract, confidentiality and non-competition agreements they conducted with the target company. In case of Wu Shanshan being in breach but the breach can be remedied, the breach should be waived if remedied timely and effectively within the time limit specified by the Buyer.

(b)	发生由于标的技术原因引发重大事故而导致目标公司与吉化集团公司总医院的合作项目被叫停60天、终止或者关闭。为免歧义，如果纯粹由于合作医院自身的原因且卖方不存在过错的情况下发生重大事故，不属于本项所述触发条件。

Significant accidents happen due to reasons of target technologies for which the cooperation program with Jihua Group Company General Hospital have be required to be halted for 60 days, terminated or shut down. The accidients do not include the circumstances where significant accidents happen only due to the reasons of cooperative hospitals and the Seller has no any fault.

(2)	上述回购价格按以下约定执行：

The above repurchase price is set as stipulated below:

(a)	如果因上述第6.5(1)(a)项触发事件而进行回购，被回购股票的回购价格应为零；

where the repurchase occurs due to the triggering events stipulated in Article 6.5(1)(a), the repurchase price shall be par value,; that is USD0.001 per share，USD753.522 in total.

(b)	如果因上述第6.5(1)(b)项触发事件而进行回购，被回购股票的回购价格应为6.7美元/股。

Where the repurchase occurs due to the triggering events stipulated in Article 6.5(1)(b), the repurchase price shall be USD6.7 per share.

6.6	员工期权计划

Option plan for employees

(1)	本次交易交割后，对于按照本协议约定继续留在目标公司的目标员工，买方承诺将会按照西比曼集团现有员工薪酬计划、政策统一对该等员工的岗位职责、工作能力、薪资待遇及股票期权等进行核定，并按照相关制度由西比曼上市公司向符合条件的目标员工授予股票期权。

After the Completion, the Buyer promises to assess the job responsibilities, capacity for work, salaries and share options of the target employees staying with the target company and CBMG will grant share options to those eligible target employees in accordance with relevant regulations.

(2)	为有效落实上述事宜，本协议签订后，各方应尽快在合理时间内成立合并工作领导小组，由4名高级管理人员组成，其中：卖方代表为寇中琛和徐成彬，买方代表为曹卫和刘必佐。

To ensure the effective implementation of the aforesaid matters, the parties shall set up the acquisition work leading group consist of four senior executives, including Kou Zhongchen and Xu Chengbin as representatives of the Seller and William Cao and Tony Liu representatives of the Buyer.

第七条合同解除

Termination of Contract

7.1	合同解除的条件

Conditions of termination of contract

(1)	如果出现以下任一种或任几种情形，买方有权（但没有义务）单方面终止本次交易，解除本协议：

Where any or several of following event(s) occurs, the Buyer is entitled (but not obliged) to unilaterally termination the Agreement:

(a)	本协议签署后，目标公司和/或卖方判、接触或签约等行为；

After signing this Agreement, the target company and/or the Seller discuss, negotiate, have contact or conclude a contract with any third party;

(b)	因目标公司和/或卖方的原因未能在本协议约定的交割日或各方达成一致的更长的期限完成交割；

The Completion fails to be done on the Completion Date or within an extended period as agreed by the parties due to the reasons of the target company and/or the Seller;.;

(c)	当目标公司和/或卖方的行为构成第10.2条所约定的重大违约事件时。

The behaviour of the target company and /or the Seller constitutes material breach under Article 10.2.

(2)	如果出现以下任一种或任几种情形，目标公司和/或卖方有权（但没有义务）单方面终止本次交易，解除本协议：

Where any or several of the following event(s) occur, the target company and/or the Seller are entitled (but not obliged) to unilaterally terminate this transaction:

(a)	在买方未履行完毕本协议项下的任何给付收购对价的义务包括支付定金、首笔现金、第二笔现金及发行753,522股普通股股票之前，买方破产或丧失履约能力；

The Buyer becomes insolvent or declares the incompetence to pay before the Buyer completely fulfils any obligation of payment including but not limited to the deposit, the first instalment of cash ,the second instalment of cash and issuing the 753,522 common stocks.

(b)	由于买方无法通过西比曼上市公司内部或者美国证券主管部门关于向BVI技术公司发行股票的要求使得买方无法根据本协议约定向BVI技术公司发行股票，且经卖方书面催告后30日内仍未能采取有效补救措施或替代解决方案；

it is impossible for the Seller to issue stocks to BVI company as required by the Agreement due to the Buyer being unable to satisfy the requirements of CBMG listed company or Securities and Exchange Commission of US which makes and the buyer failing to take effective remedies or alternative solutions within 30 days upon the Seller’s written notice;

(c)	当买方的行为构成第10.2条所约定的重大违约事件时。

The behaviour of the Buyer constitutes a material breaching event provided in Article 10.2.

7.2      合同解除条件成就时的处理

(1)	终止收购

Termination of acquisition

(a)	如果买方依照第7.1(1)项约定选择终止本次交易（“买方终止收购”）时：

Where the Buyer chooses to terminate the transaction (“termination of the acquisition by the Buyer”) as provided in Article 7.1(1),

（a1）目标公司及卖方应在买方终止收购通知发出之日起的伍（5）个工作日内，将买方已经支付的收购对价全部无条件地返还给买方，具体包括：

The target company and the seller shall, within 5 working days upon the Buyer giving the notice of termination of the acquisition, unconditionally return all the consideration for the transaction already received from the Buyer including:

i.	定金：买方依据本协议已经支付的定金，应双倍返还给买方；

The Seller shall repay the deposit in double to the Buyer;

ii.	首笔资金/第二笔资金：买方按照本协议约定已经支付的首笔资金/第二笔资金应全额返还买方；

The Seller shall return the first/second cash instalment in full already received to the Buyer;

iii.	股票：西比曼上市公司依据本协议已向BVI技术公司、卖方或其关联方发行的所有股票，应由西比曼上市公司按照票面价值无偿（即0.001美元/股）回购。。

All the stocks already issued to BVI company, the seller or its related parties by CBMG listed company shall be unconditionally repurchased by CBMG listed company, with the price of par value.

（a2）买方应根据目标公司和/或卖方已经依据本协议第4条履行交割的情况，履行如下义务以恢复至交易前的原状，包括：

The Buyer shall perform the following obligations:

i.	应在伍（5）个工作日将把已经从卖方/目标公司获得的目标公司文件、资料和资产、附录2全部业务及业务资料、附录3固定资产无条件交还给目标公司，在正常经营过程中已经毁损灭失的固定资产应按照折旧情况以现金方式进行适当合理补偿。

The Buyer will return the files, materials and assets of the target company, all the businesses and business data in Appendix 2 and fixed assets in Appendix 3 already acquired from the seller/the target companyto the target company within 5 working days. Those damaged or lost during the normal operation shall be compensated reasonably in cash.

ii.	如本协议约定的标的技术交割已部分或全部完成，买方应采用一切可能方法，将标的技术立即过户给目标公司和\或卖方，目标公司和\或卖方应承担由此产生的一切合理费用；

Where the target technologies has been transferred in part or in whole, the Buyer shall by every possible means immediately transfer the target technologies back to the target company and/or the seller during which the fees incurred are borne by the target company and/or the seller;

iii.	如本协议约定的标的股权交割已完成，买方应立即根据卖方要求，在指定期限内向卖方转让目标公司的全部股权，目标公司应承担由此产生的一切合理费用，包括但不限于工商变更费用、税费及律师费。

Where the target equity has been transferred, the Buyer shall, upon request from the Buyer, transfer all the equity of the target company to the Seller within the time specified during which the fees reasonably incurred are borne by the target company including alteration of registration fees, taxes and attorney fees.

(a3) 除上述安排外，目标公司和/或卖方应按照本协议第十条违约责任向买方承担相应的违约责任。

Beyond the above, the target company and/or the Seller shall bear liabilities for breach as provided in Article 10.

(b)	如果目标公司和/或卖方依照第7.1(2)项约定选择终止本次交易时（“目标公司终止出售”）：

Where the target company chooses to terminate the transaction (“termination of the transaction by the target company”),

(b1)在目标公司终止出售通知发出之日起的伍（5）个工作日内，目标公司有权没收买方已经支付的定金，应将买方已经支付的其他收购对价返还买方，具体包括：

the target company shall, within 5 working days upon the target company giving the notice of the termination of the transaction, be entitled to retain the deposit but shall unconditionally return all the consideration for the transaction already received to the Buyer specifically including

i.	首笔资金/第二笔资金：买方按照本协议约定已经支付的首笔资金/第二笔资金应全额返还买方；

First/second cash payment: return the first/second payment in full already paid to the buyer;

ii.	股票：西比曼上市公司依据本协议已向BVI技术公司、卖方或其关联方发行的所有股票，应由西比曼上市公司按照票面价值（即0.001美元/股）回购。

Stocks: the CBMG repurchase all the stocks already issued to BVI technology company, the Seller or its related parties with the price of par value.

(b2)买方应根据目标公司和/或卖方已经依据本协议第4条履行交割的情况，履行如下义务以恢复交易前的原状：

The Buyer shall perform the following obligations:

i.	在伍（5）个工作日将把已经从卖方/目标公司获得的目标公司文件、资料和资产、附录2全部业务及业务资料、附录3固定资产无条件交还给目标公司。，在正常经营过程中已经毁损灭失的固定资产应按照折旧情况以现金方式进行适当合理补偿。

The Buyer shall return the files, materials and assets of the target company, all the businesses and business data set out in Appendix 2 and the fixed assets set out in Appendix 3 already acquired from the seller/the target company to the target company within 5 working days. Those damaged or lost during the normal operation shall be compensated reasonably in cash.

ii.	如本协议约定的标的技术交割已部分完成或全部完成，买方应采用一切可能方法，将标的技术立即过户给目标公司和\或卖方并承担由此产生的一切合理费用；

Where the target technologies has been transferred in part or in whole, the Buyer shall by every possible means immediately transfer the target technologies back to the target company and/or the seller and bear the fees incurred during the transfer;

iii.	如本协议约定的标的股权交割已完成，买方应立即根据卖方要求，在指定期限内向卖方转让目标公司的全部股权并承担由此产生的一切合理费用，包括但不限于工商变更费用、税费及律师费。

Where the target equity has been delivered, the Buyer shall, upon request from the Buyer, deliver all the equity of the target company to the Seller within the time range specified and bear the fees reasonably incurred during the delivery including alteration of registration fees, taxes and attorney fees.

iv.	除上述安排外，买方应按照本协议第十条违约责任向目标公司和/或卖方承担相应的违约责任。

Beyond the above, the Buyer shall bear liabilities for breach as provided in Article 10.

(2)	继续履行

The continuity of the performance

(a)	第7.1(1)项下的终止事件出现后，如果买方没有选择终止收购，且买方愿意继续履行本协议，则目标公司和/或卖方应继续完成其在本协议项下的义务，并且，该等继续履行并不豁免目标公司和/或卖方应按照本协议其他条款规定向买方应承担的违约或赔偿责任。

Where the Buyer does not choose to terminate the acquisition and is willing to continue to exercise the Agreement when the termination events provided in Article 7.1(1) occur, the target company shall continue performing its obligations under this Agreement. Such continuity of the performance does not exempt the target company from bearing the liability for breach of contract or the obligation to compensate in accordance with other provisions in the Agreement.

(b)	第7.1(2)项下的终止事件出现后，如果目标公司和/或卖方没有选择终止收购，且目标公司和/或卖方愿意继续履行本协议，则买方应继续完成其在本协议项下的义务，并且，该等继续履行并不豁免买方应按照本协议其他条款规定向目标公司和/或卖方应承担的违约或赔偿责任。

Where the target company does not choose to terminate the acquisition and is willing to continue exercising the Agreement when the termination events provided in Article 7.1(2) occur, the Buyer shall continue performing its obligations under the Agreement. Such continuity of performance does not exempt the Buyer from the liability for breach of contract or the obligation to compensate in accordance with other provisions in the Agreement.

第八条保密

Confidentiality

8.1      保密义务
Confidentiality obligations

(1)	各方应对本协议的条款保密，不得向任何第三方披露或允许其任何关联方（现在或其后）泄露本协议的条款；但向强制要求做出披露的任何政府主管机关做出的披露除外，但披露程度仅限于强制披露的范围；并且，根据任何法律或依据该法律所颁布的规则或规定做出的披露亦可除外。

(2)	各方应（并应确保其关联方应）尽所有合理之努力，以及采取所有必要之措施，对下列信息予以保密，并且确保其各自的管理人员、雇员、代理人、专业顾问及其他人士对下列信息予以保密：

(a)	各方在本协议签署日期以前或以后可能拥有或得到的，关于各方的技术、客户、经营、资产或业务的信息；

(b)	各方通过以下途径，在本协议签署日期以前或以后可能拥有或得到的，关于各方的技术、客户、经营、资产或业务的信息：

i.	参与本协议的谈判；

ii.	成为本协议一方；

iii.	行使其在本协议项下权利或履行其义务。

(3)	在任何情况下，未经另一方的事先书面同意，任何一方不得为任何目的（第8.2条规定的情况除外）使用或向任何第三方透露上述信息（统称为 “保密信息”）。本协议各方应至少按照其对待自身保密信息而普遍适用的保密程度和程序履行其在本Article 8下之义务。获得保密信息的一方不得将该等信息用于除履行本协议和本协议所述的活动以外的任何其他用途。

8.2      保密义务的例外情况

Exceptions to confidentiality obligations

(1)	第 8.1 条项下的保密义务不适用于：

(a)	为了与本协议合理相关的目的而对该方的关联方的披露（但应当遵守第 8.3 条的规定）；

(b)	有关方独立开发的信息或从有权披露资料的第三方取得的该等信息；

(c)	法律、任何证券交易所的规定、或任何政府主管机关做出的任何有约束力的判决、判令或规定要求披露的信息；

(d)	为了一方的税务目的，而被任何税务机关合理要求披露的信息；

(e)	为了本协议的目的，而合理要求在保密的前提下向一方的专业顾问披露的信息（但应当遵守第 8.3 条的规定）；

(f)	并非因违反本 Article 8 保密的规定而已成为公众所知的信息。

8.3      雇员、代理人和顾问

Employees, representatives and consultants

(1)	每一方均应向其各自的管理人员、雇员、代理人或就本协议中所述事项提供咨询意见的专业顾问或其他顾问或者接受其所提供之保密信息者，告知该等信息的保密性质，并应指示他们：

(a)	对该等信息保密；

(b)	不得向任何第三方（不包括已根据本协议条款获得该等资料者）披露该等保密信息。

(2)           若接受保密信息披露的人士违反本第八条的规定，披露方应承担违反保密义务的责任。

(3)           各方应通过与上述人士或各方签署保密协议或采取其他适当的措施确保上述人士或各方履行其保密义务。

8.4      协议终止后仍然有效

Remaining effective after the termination of the Agreement

如本协议届满或因任何原因终止，本协议第九条的规定应继续有效。各方应继续对本协议（以及依照本协议订立的所有协议或安排）的内容保密，并应确保其各自的管理人员、雇员、代理人、专业顾问和其他顾问履行该保密义务。在本协议届满或终止时，接受保密信息的一方应立即将披露方的所有有形的（包括电子形式的）保密信息交还给该披露方，或以书面方式向该披露方证明该等保密信息已全部销毁。

[Summary] The Agreement is strictly confidential and the parties and their respective representatives shall not disclose to the public or to any third party the provisions of the Agreement. Such confidentiality obligations are subject to a few exceptions and remain effective after the transaction is terminated.

第九条陈述与保证

Representations and warranties

9.1      买方的陈述与保证

The Buyer’s representations and warranties

(1)	买方分别但非连带地向公司做出本协议附件6中的所有陈述与保证。该等陈述与保证在本协议签署之日和交割日（除非某项陈述与保证明确表明仅与某个特定日相关）均在实质方面保持真实、准确和完整。买方理解，目标公司及卖方是依赖买方的陈述与保证而同意出售标的股权和标的技术的。

(2)	若任何一个买方在本款项下所作做出的任何陈述不真实、不准确或不完整，且导致公司遭受任何损害﹑损失﹑支出或其他不利情况，则公司有权要求违反陈述保证的该等买方承担赔偿责任。并且，本款所约定的赔偿不影响公司依据本协议其他条款而应享有的任何其他权利和救济。

9.2      目标公司和卖方的陈述与保证

The representations and warranties of the target company and the Seller

(1)	目标公司和卖方共同且分别向买方做出附件7中的所有陈述与保证。该等陈述与保证在本协议签署之日及交割日（除非某项陈述与保证明确表明仅与某个特定日相关）均在实质方面保持真实、准确和完整。公司及卖方理解，买方是依赖公司和卖方的陈述与保证而收购标的股权和标的技术的。

(2)	若目标公司和/或卖方在本协议项下所作的任何陈述与保证不真实、不准确或不完整且未能在买方发出书面催告通知后90天内予以纠正或有效补救，并因此导致买方遭受任何损害﹑损失﹑支出或其他不利情况，则买方有权要求公司和/或卖方承担连带赔偿责任。并且，本款所约定的赔偿不影响买方依据本协议其他条款而应享有的任何其他权利和救济。

第十条违约责任

Liabilities for breach of contract

10.1         违约事件

Breaching events

无论是由于作为或是不作为，任何一方没有履行或没有完全履行或没有适当履行本协议或其附件项下的任何义务，或者任何一方违反其在本协议项下的任何保证及承诺，均构成违约事件。

Any failure by either party, whether by act or omission, to perform or to fully or properly perform the obligations provided in the Agreement or the Appendixes/Annexes or any breach of any promise and commitment in the Agreement constitute a breaching event.

10.2         重大违约事件

Material breaching event

对于任何违约事件，如果其属于无法补救的且给任何一方造成重大损失的，则其发生就构成重大违约事件；如果其属于可以补救的，但是在守约方通知违约方后叁拾（30）日内违约方未能补救且给任何一方造成重大损失的，则构成重大违约事件。尽管有前述之规定，第7.1条项下的终止事件在其发生且给任何一方造成重大损失时即视为重大违约事件。

A breaching event which cannot be remedied and causes significant loss to the Buyer constitute a material breaching event. A remediable breaching event which however is not remedied by the breaching party within 30 days upon the non-breaching party’s notice and causes significant loss to the non-breaching party constitute a material breaching event. Notwithstanding the foregoing, the termination events in Article 7.1 occurring and causing significant loss to the Buyer shall be deemed a material breaching event.

10.3         违约责任

Liabilities for breach of contract

(1)	如发生重大违约事件，守约方有权终止本协议，并有权向违约方追偿全部损失。

In case of material breaching event, the non-breaching party is entitled to terminate the Agreement and recover all the losses from the breaching party.

(2)	如果买方依照本协议第7.1(1)约定选择终止收购，目标公司及卖方除了应履行第7.2(1)(a)约定义务外，还应在买方终止收购通知发出之日起的伍（5）个工作30日内向买方支付买方全部实际损失

Where the Buyer chooses to terminate the acquisition as provided in Article 7.1(1), the target company and the Seller shall pay all the  compensation for all the Buyer within 5 working days besides performing  the obligation required in Article 7.2(1)(a).

(3)	如果目标公司或卖方依照本协议第7.1(2)约定选择终止出售，买方除了应按照第7.2(1)(b)约定义务外，还应在目标公司终止收购通知发出之日起的伍（5）个工作日内向卖方和/或目标公司支付全部实际损失偿。

Where the target company or the Seller chooses to terminate the transaction as provided in Article 7.1(2), the Buyer shall pay  all the compensation to the Seller and/or the target company within 5 working days besides performing the obligation required in Article 7.2(1)(b).

(4)
如果买方未能按照本协议约定向卖方支付到期应付的现金对价（“逾期付款”），每逾期一(1)日，目标公司或卖方有权要求买方按逾期支付的天数，每日承担逾期付款金额的千分之一（0.1%）作为逾期付款违约金。如果买方未能按照本协议约定期限向BVI技术公司发行西比曼上市公司股票，每逾期一(1)日，目标公司或卖方有权要求买方按逾期发行股票的天数，每日承担4万元人民币作为逾期违约金。该等违约金的支付并不豁免或减损卖方支付现金对价或发行股票的义务。该等违约责任在买方之间为连带责任。

Where the Buyer fails to pay the cash consideration due and payable to the Seller in accordance with the Agreement, the target company or the Seller is entitled to request the Buyer pay a penalty at a rate of 0.1% per day of due total amount. Where the Buyer fails to issue the CBMG stocks to BVI company within the term as provided in the Agreement, the target company or the Seller is entitled to request the Buyer to pay 40,000 RMB per day. Despite the aforementioned, the obligation of paying cash consideration and issuing the stocks of the Buyer cannot be waived. The Buyer shall be held jointly liable.

第十一条适用法律与争议解决

    Applicable laws and dispute resolution

11.1         适用法律
Applicable law

本协议的订立、生效、解释、修订、补充、终止和执行均受中华人民共和国的法律管辖，并按其解释。

The conclusion, taking effect, interpretation, revision, supplementation, termination and execution of the Agreement shall be governed by and construed in accordance with Chinese laws.

11.2         争议解决

Dispute resolution

(1)	任何由本协议的解释、违约、终止和效力引起的或与之有关的争议及主张应通过友好协商加以解决。发生争议时，一方在收到他方送达要求协商的书面请求后应立即开始与他方协商。如果争议通过协商获得解决，则各方谈判代表应签署就此达成的书面协议，并且各方特此同意并承诺将使任何该等协议生效并对其予以遵守。如果争议各方协商后的三十（30）天内仍不能解决争议，则任何一方可以将争议事项提交仲裁。

Any dispute arising in connection with the interpretation, violation, termination and effect of the Agreement shall be settled through friendly consultations. In case of dispute, a party shall immediately conduct consultations with the other party upon the receipt of the written request from the other party. Where the dispute is settled through consultations, representatives of either party shall sign the written agreement reached by the parties and the parties shall agree to effect and abide by the agreement. Where the dispute cannot be settled within 30 days upon the consultation, either party may submit the dispute matter to arbitration.

(2)	争议事项应提交中国国际经济贸易仲裁委员会按照申请仲裁时该会现行有效的仲裁规则在北京进行仲裁。仲裁裁决是终局的，对各方均有约束力，任何一方可向有管辖权的法院申请强制执行。

The dispute matter shall be submitted to China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with the arbitration rules which is effective during the application of arbitration. The arbitration award shall be final and binding upon all the parties. Each party may apply to the court having jurisdiction to enforce the award.

(3)	继续有效。本第11.2款约定的争议解决条款在本协议终止后继续有效。

Remaining effective. The dispute resolution provision provided in Article 11.2 remains effective after the Agreement is terminated.

第十二条其他条款
Miscellaneous Provisions
12.1         连带责任

Joint and Several Liability

(1)	买方之间应就任何买方在本协议项下之义务的履行和/或因任何买方违反本协议而产生的任何违约责任向卖方提供并承担连带保证责任。

The buyers provide joint and several guarantees to the seller for any buyer’s performance of the obligations and/or any liabilities for breach of contract contemplated by the Agreement.

(2)	卖方之间应就任何卖方在本协议项下之义务的履行和/或因任何卖方违反本协议而产生的任何违约责任向买方提供并承担连带保证责任。

The sellers provide joint and several guarantees to the buyer for any buyer’s performance of the obligations and/or any liabilities for breach of contract contemplated by the Agreement.

12.2         通知

Notice

(1)
本协议下规定或拟作出的任何和全部通知、要求、命令或其他通信应采取中文书面形式，并以以下一个或多个方式送出，其送达有效日期为：(a)专人发送的为送达日，(b)传真发送的以传真发送确认单上的日期为送达日，或(c)EMS或其他快递发送的，分别以交付给快递服务公司后之第肆（4）个工作日或快递服务公司可能向发件人书面确认的更早的送达日期为送达日。所有通知、要求、命令和其他通讯应送至以下地址，或由一方不时另行通知另一方的地址：

Any notice, request, command or other communication in connection with this Agreement shall be given in writing in Chinese and be delivered in the following ways, the effective date of which respectively is: (a) personal service, when received, (b) facsimile transmission, the date on the facsimile transmission confirmation sheet, or (c) EMS or other express delivery, the fourth working day after handing over to express company or the date served confirmed in writing by the express company, whichever is earlier. All notices, requests, commands and other communications shall be sent to the following addresses or otherwise informed by the parties:

(2)	对买方：

西比曼生物科技（上海）有限公司

联系人：李桢璐

地址：上海市桂平路333号1号楼5楼

电话：(86)-021-54069990

CELLULAR BIOMEDICINE GROUP INC.

联系人：Andy Chan

地址：530 University Ave, Suite 17 | Palo Alto, CA, USA 94301

电话：（+001 ）650 566 5064

CELLULAR BIOMEDICINE GROUP HK, LTD

联系人：Erin Li

地址： Unit 402,4th Floor, Fairmont House, No.8, Cotton Tree Drive, Admiralty, Hong Kong

电话：（+852）35430322

(3)	对卖方（由徐成彬作为卖方代表，联系方式如下）：

徐成彬

联系地址：北京市海淀区农大南路1号硅谷亮城5号楼607

电话：13911961378

(4)	目标公司：北京爱根生物科技有限公司

联系人：徐成彬

地址：北京市海淀区农大南路1号硅谷亮城5号楼607

电话：13911961378

12.3         费用和税费

Costs and taxes

(1)	各方应各自承担其为完成本协议项下交易而产生的费用，包括起草、签署、送达和履行本协议及相关事务所发生的各项费用等。

Each party shall be responsible for its own costs and expenses incurred during the transaction under the Agreement, including those incurred during negotiating, signing, delivering and performing the Agreement and all other related matters.

(2)	各方应各自承担其进行本协议项下交易所应承担的税费。

Each party shall bear its own taxes incurred during the transaction.

12.4         修订

Modification

本协议（或其提及的任何文件）的修订，须以书面做出，并经各方或其各自充分授权的代表签署并经过法律、法规规定的审批程序（如适用），方为有效。

The modification of the Agreement (or any document referred herein) will not become effective unless it is in writing, signed by each party or their designated representatives and approved through legal procedures (if applicable).

12.5         可分割性

Severability

本协议任何一条款成为非法、无效或不可强制执行并不影响本协议其它条款的有效性及可强制执行性。

That any provision of the Agreement becomes unlawful, void or unenforceable does not affect the effect of other provisions or its enforceability.

12.6         完整协议

Entire agreement

本协议及其附件构成各方就本协议所涉交易达成之全部合约，应作为一个统一的有机的整体予以理解和履行并取代各方以前就该交易达成之任何口头和书面协议、合作框架协议、合约、备忘录、谈判、陈述、意向书和通信等。

The Agreement and its Appendixes constitute the entire agreement reached by the parties with respect to the transaction and replace all the oral and written agreement, cooperation framework agreement, memorial, negotiation, statements, communications, etc.

12.7         权利放弃

Waiver

本协议一方未行使或迟延行使本协议项下的权利和权力并不构成放弃这些权利和权力，而部分行使这些权利和权力并不构成放弃行使任何其他权利和权力。

That a party does not exercise or delay exercising the rights under the Agreement does not constitute a waiver of the rights. That a party exercises part of the rights does not constitute a waiver of the other rights.

12.8         不可抗力

Force Majeure

(1)
不可抗力是指不能预见、不能避免和不能克服的客观情况 (这些情况包括但不限于地震、台风、水灾、火灾、罢工、战争或暴动）。如发生不可抗力事件并影响到一方履行本协议下的任何义务，则在该不可抗力事件引致延误的期间内，该义务应暂停履行，而其履行限期应按暂停时间长度而相应延长同一段时间，而不因此引起任何惩罚。但是，声称发生不可抗力的一方必须立即以书面方式通知另一方，而且，在不可抗力事件发生后柒（7）个工作日之内，或在电信中断的情况下自电信条件恢复之日起柒（7）个工作日之内，同时采用图文传真和快递的方式，将不可抗力事件详情通知另一方，并应提供不可抗力事件发生和持续时间的证明。

(2)	如果声称发生不可抗力的一方未能根据以上规定通知另一方并提供适当证明，则不得免除该方未能履行其在本协议项下义务的责任。受不可抗力事件影响的一方应作出合理的努力，以最大程度地减轻该不可抗力事件造成的后果，并在该不可抗力事件结束后尽快恢复履行所有有关义务。如受不可抗力影响的一方在因不可抗力而暂停履行义务的理由消失后未能恢复履行有关义务，该方应就此向另一方承担责任。

(3)	不可抗力事件发生时，各方应立即互相协商，以求达致公平解决方案，并须做出一切合理努力，尽量最大程度地减轻该不可抗力事件造成的后果。

[Summary] This Article defines the force majeure and stipulates the obligations of notice and immediate consultations in case of force majeure.

12.9         不得转让

Not transferrable

除非本协议各方另有书面约定，否则任何一方在未经另一方事先书面同意之前，不得将本协议或本协议项下的任何权利、利益或义务转让。

Unless otherwise agreed by the parties, a party shall not transfer the rights, interests or obligations under the Agreement without written consent from the other party.

12.10           继承人和受让人
Heirs and assignees

在遵守第12.9条规定的前提下，本协议系为各方及其各自的继承人和认可受让人的利益而签署，并应对其具有约束力。

Subject to observance of Article 12.9, the Agreement is concluded for the interest of respective heirs and recognized assignees and shall be binding upon them.

12.11           无第三方受益人

No third party beneficiary

本协议条文（不论是明示的或暗示的）均不得解释为其目的或其内容是为向本协议所约定的各方以外的任何人士或实体，赋予或给予本协议项下或因本协议而享有的权利、救济或其他利益。

The provisions of the Agreement (express or implied) shall not be construed to provide rights, remedies or other interests to any person or entity not contemplated by the Agreement.

12.12           生效和文本

Effective and the text

(1)	本协议经各方授权代表签署后生效。

The Agreement is signed into effect by the representatives of each party.

(2)	本协议可以签署一份或多份文本，每一份在签署和递交后均应视为原件，但全部该等文本将共同组成唯一的和同一的文件。

The Agreement may be signed in one or more counterparts, each of which shall be deemed an original after signing and delivery. All the counterparts taken together shall constitute one and the same instrument.

(3)	本协议签署十三份正本，目标公司保留一份，其他各方各执一份。

Thirteen originals of the Agreement shall be signed，among which each party shall retain one.

（本页以下无正文）

［本页无正文，为本协议签字页］

各方兹确认，上述内容准确表达了各方的一致意思，本协议各方已令各自的授权代表于文首页所载日期签署本协议，以资佐证。

买方：西比曼生物科技（上海）有限公司

Buyer:                      Cellular Biomedicine Group (Shanghai) Ltd.

（公章）(seal)

授权代表人（签字）：/s/ Wei Cao________________

Authorized Signatory:  曹卫 Wei Cao

CELLULAR BIOMEDICINE GROUP INC.

授权代表人（签字）：/s/ Wei Cao________________

Authorized Signatory:  曹卫 Wei Cao

CELLULAR BIOMEDICINE GROUP HK, LTD

(公章) (seal)

授权代表人（签字）：/s/ Wei Cao________________

Authorized Signatory:  曹卫 Wei Cao

卖方：

Seller:

寇中琛（签字）：_/s/ Zhong Chen Kou______________

Zhong Chen Kou

徐成彬（签字）：_/s/ Chen Bing Xu_______________

Chen Bing Xu

张伟（签字）：_/s/ Wei Zhang__________________

Wei Zhang

李尧华（签字）：/s/ Yao Hua Li_________________

Yao Hua Li

吴鹏飞（签字）：/s/ Peng Fei Wu________________

Peng Fei Wu

吴珊珊（签字）：/s/ Shan Shan Wu_______________

Shan Shan Wu

张栋（签字）：_/s/ Dong Zhang_________________

Dong Zhang

孙忠杰（签字）：/s/ Zhong Jie Sun_______________

Zhong Jie Sun

凌莉（签字）：_ /s/ Li Jing________________

Li Ling

目标公司：北京爱根生物科技有限公司

Target Company: BAGB

(公章)

授权代表人（签字）：/s/ Chen Bing Xu___________

Authorized Signatory: 徐成彬  Chen Bing Xu